As filed with the Securities and Exchange Commission on April 27, 2007
Registration No. 333-142155

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4522	13-4146982
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2000 Westchester Avenue
Purchase, New York 10577
(914) 701-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam R. Kokas, Esq.
Senior Vice President, General Counsel & Secretary
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577
Telephone: (914) 701-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David A. Fine, Esq.
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
Telephone: (617) 951 7473

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate Offering	Registration
Securities to be Registered	be Registered	Per Share(2)	Price(2)	Fee(3)
Common stock, par value $0.01 per share	7,939,690	$55.89	$443,749,274.10	$13,623.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the registrant’s common stock registered hereunder shall include an indeterminable number of shares of its common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low price per share of the Registrant’s common stock as reported on The NASDAQ Global Select Market on April 11, 2007.

(3)	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 is being filed to provide that, pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the registrant’s common stock registered hereunder shall include an indeterminable number of shares of its common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 26th day of April, 2007.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ Adam R. Kokas
Name: Adam R. Kokas

Title:	Senior Vice President, General Counsel and Secretary

Signature	Capacity

/s/ Eugene I. Davis * Eugene I. Davis	Chairman of the Board, Director

/s/ William J. Flynn * William J. Flynn	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael L. Barna * Michael L. Barna	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Gordon L. Hutchinson * Gordon L. Hutchinson	Vice President and Controller (Principal Accounting Officer)

/s/ Robert F. Agnew * Robert F. Agnew	Director

/s/ Timothy J. Bernlohr * Timothy J. Bernlohr	Director

/s/ Keith E. Butler * Keith E. Butler	Director

/s/ Jeffrey H. Erickson * Jeffrey H. Erickson	Director

/s/ James S. Gilmore III * James S. Gilmore III	Director

/s/ Carol B. Hallett * Carol B. Hallett	Director

/s/ Frederick McCorkle * Frederick McCorkle	Director

* /s/ Adam R. Kokas Attorney-in-Fact